Exhibit 99.3

               Oswego County Bancorp, Inc.                  Stock Center
                           LOGO                      Oswego County Savings Bank
                                                       44 East Bridge Street
               (Proposed Holding Company for           Oswego, New York 13126
                Oswego County Savings Bank)                (315) 343-3181

Stock Order Form & Certification Form Note: Please read the Stock Order Form Instructions and Guide before completing this form. Deadline: The Subscription Offering expires at 12:00 noon, New York Time, on XXXday, June xx, 1999. Your Stock Order and Certification Form ("Order Form"), properly executed and with the correct payment, must be received at the Stock Center or a branch of Oswego County Savings Bank by this deadline, or it will be considered void. No photocopied or faxed Order Forms will be accepted.

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Number of Shares / Amount of Payment
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(1) Number of Shares to Purchase      Price Per Share       (2) Total Amount Due

    ----------------------------                                ----------------
                                         X $10.00 =             $
    ----------------------------                                ----------------
            (minimum 25)

Purchase Limitations The minimum number of shares for which you may subscribe is
25. The maximum purchase limitation for any person or persons ordering through a single account in the Subscription Offering is 15,000 shares. In certain instances, your order may be grouped together with orders by other persons who are associated with you, or with whom you are acting in concert, and, in that event, the aggregate order may not exceed 5% of the shares of Common Stock available for sale in the Offering.

Method of Payment

(3) / / Enclosed is a check, bank draft, or money order made payable to Oswego County Bancorp, Inc. for $________________.

(4) / / I authorize Oswego County Bancorp, Inc. to make the withdrawals from my Oswego County Savings Bank account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

                  Account Number(s)                      Amount(s)
          ----------------------------------------------------------------------
                                            $
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
                  Total Withdrawal          $
                                            ------------------------------------

There is no penalty for early withdrawals used for this payment. To withdraw from an account with checking privileges, please write a check.
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Purchaser Information

(5) / / Check here if you were a depositor with at least $100.00 on deposit at September 30, 1997 and/or March 31, 1999. List all the names on the account(s) and all the account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights. Confirm account(s) by initialing here ________.

          Account Title (Names on Accounts)            Account Number
          ----------------------------------------------------------------------

          ---------------------------------

          ----------------------------------------------------------------------

          ---------------------------------

          ----------------------------------------------------------------------

      / / Check here if you are a trustee, officer or employee of Oswego County
          Savings Bank or a member of such person's immediate family.
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(6) Stock Registration      Form of stock ownership

    / / Individual               / / Uniform Transfer to Minors
    / / Joint Tenants (WROS)     / / Uniform Gift to Minors
    / / Tenants in Common        / / Corporation

    / / Partnership
    / / Individual Retirement Account
    / / Fiduciary/Trust (Under Agreement Dated __________)

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(7) Name                                             Social Security or Tax I.D.
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    Name                                             Daytime Telephone
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    Street Address                                   Evening Telephone
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    City            State         Zip Code           County of Residence
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/ / (8) NASD Affiliation (This section applies to those individuals who meet the delineated criteria) Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's
Interpretation With Respect to Free Riding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

(9) / / Associate - Acting in concert Check here and complete the reverse side of this Order Form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Offerings.
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Acknowledgement By signing below, I acknowledge receipt of the Prospectus dated
xxxxx xx, 1999 and the provisions therein and understand that I may not change or revoke my order once it is received by Oswego County Bancorp, Inc. I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal and New York regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Oswego County Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.

Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

(10) Signature Sign and date the Order Form. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

(11) Certification Form Be sure to sign the Certification Form on the reverse side. Authorized Signature Title (is applicable) Date

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       Authorized Signature                 Title (if applicable)     Date

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       Authorized Signature                 Title (if applicable)     Date

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YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF
THE PROSPECTUS. THIS ORDER IS NOT VALID IF NOT SIGNED. If you need help completing this Order Form, you may call the Stock Center at (315) 343-3181.


THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS, ARE NOT AN OBLIGATION OF OR GUARANTEED BY OSWEGO COUNTY SAVINGS BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES ARE SUBJECT TO INVESTMENT RISK AND MAY LOSE VALUE.

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FOR OFFICE USE ONLY

Date Rec'd ___/___/___ Check # ________ Amount $ ________ Category ________

Batch #________ Order #________ Initials ___________
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BE SURE TO SIGN THE CERTIFICATION FORM ON THE REVERSE SIDE ------------

                              (Oswego County Logo)

           Account Title (Names on Account) Account Number
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Account Title (Names on Account)            Account Number
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Item (9) - (continued)
List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.


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The term "associate," when used to indicate a relationship with any person, is defined to mean (i) a corporation or organization (other than Oswego County Bancorp, Inc., Oswego County MHC or Oswego County Savings Bank) of which such person is a director, officer, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as director or in a similar capacity, provided, however, that such term shall not include any tax qualified employee stock benefit plan of Oswego County Bancorp, Inc. Oswego County MHC or Oswego County Savings Bank in which such person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Oswego County Bancorp, Inc., Oswego County MHC or Oswego County Savings Bank.
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                               CERTIFICATION FORM

      (This form must be dated and signed along with your dated and signed
                     Stock Order Form on the reverse side.)


I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE (THE "COMMON STOCK") OF OSWEGO COUNTY BANCORP, INC. (THE "COMPANY"), THE PROPOSED HOLDING COMPANY FOR OSWEGO COUNTY SAVINGS BANK (THE "BANK"), ARE NOT DEPOSITS OR ACCOUNTS, ARE NOT AN OBLIGATION OF OR GUARANTEED BY OSWEGO COUNTY SAVINGS BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK AND MAY LOSE VALUE.


If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation's New York Regional Director, Mr. Daryl P. Stum, at (212) 704-1200.

I further certify that, before purchasing shares of Common Stock of the Company, I received a copy of the Prospectus dated xxxxxxxx XX, 1999 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page xx of the Prospectus:

     1.   Rising interest rates may hurt our profits.                  (page xx)

     2.   Oswego County MHC will own 51% or more of the stock of       (page xx)
          Oswego County Bancorp. This means that Oswego County
          MHC will have enough votes to control what happens on most matters put to vote of stockholders.

     3.   After the change in structure and stock offering, our        (page xx)
          net income-to-equity ratio will be low compared to other companies and our compensation expense will increase. This could negatively impact the price of our stock.

     4.   You could have difficulty selling your stock if an           (page xx)
          active trading market does not develop.

     5.   The slow recovery of the local economy may hurt our          (page xx)
          profits.

     6.   The establishment of the Oswego County Foundation will       (page xx)
          reduce our earnings.

     7.   The contribution to the Oswego County Charitable             (page xx)
          Foundation means that your total ownership will be 0.9% less after we make the contribution.

     8.   The granting of stock options and restricted stock           (page xx)
          to the board and management will further reduce your voting interest.

     9.   If computer systems do not properly work on January 1,       (page xx)
          2000, it will disrupt our business opeations and could result in lower profits and stock value.

    10.   We have engaged Friedman, Billings, Ramsey & Co., Inc.       (page xx)
          to serve only as our financial and marketing advisor and to use its best efforts to solicit subscriptions and purchase orders for common stock in the offering.

------------------------------------     ---------------------------------------
 Signature                   Date         Signature                      Date

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------------------------------------     ---------------------------------------
 Name (please print)                      Name (please print)

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

[Member Letter - Oswego County Savings Bank Letterhead]

                                                                 _________, 1999

Dear Depositor:

         We are reorganizing from the mutual form of organization to the mutual holding company form of organization. This reorganization is the most significant event in our history and provides you an opportunity to purchase stock in Oswego County Bancorp, Inc., the proposed holding company of Oswego County Savings Bank.

         We want to assure you that the reorganization will not affect the terms, balances, interest rates or current FDIC insurance coverage on your deposits at Oswego County. The terms or conditions of any loans to existing borrowers with Oswego County will not change due to the reorganization. Lastly, the reorganization will not result in any changes in our current management, personnel, or Board.

         Enclosed are a proxy statement and one or more proxy cards. The Board of Trustees recommends that you vote "FOR" our Plan of Reorganization. A vote in favor of the plan does not obligate you to purchase stock. Please sign and vote all proxy cards found in the front of the mailing envelope and return them in the blue postage paid return envelope today.

         As a valued depositor, you may invest in our future by purchasing stock in Oswego County Bancorp, Inc. through a subscription offering without paying a sales commission or fee. Enclosed are a prospectus and order form related to the stock offering. Please carefully review the enclosed materials before making an investment or voting decision. We must receive your order form before our deadline of 12:00 noon on Thursday, June 17, 1999 if you are interested in purchasing shares.

         We have included answers to frequently asked questions in the front of the prospectus. If you have any other questions, please call (315) 343-3181 or visit the Stock Center at the main office of the bank.

Sincerely,


Gregory J. Kreis
President and Chief Executive Officer

Enclosures

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS, ARE NOT AN OBLIGATION OF OR GUARANTEED BY OSWEGO COUNTY SAVINGS BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES ARE SUBJECT TO INVESTMENT RISK AND MAY LOSE VALUE. THIS LETTER IS NEITHER AN OFFER TO BUY NOR A SOLICITATION OF AN OFFER TO SELL STOCK. THE OFFER IS ONLY MADE BY THE PROSPECTUS AND THE ORDER FORM.

         [Closed Account Letter - Oswego County Savings Bank Letterhead]

                                                              ____________, 1999

Dear Friend:

         We are reorganizing from the mutual form of organization to the mutual holding company form of organization. This reorganization is the most significant event in our history and provides you an opportunity to purchase stock in Oswego County Bancorp, Inc., the proposed holding company of Oswego County Savings Bank.

         Enclosed is a prospectus that fully describes Oswego County. Please review it carefully before making an investment decision. Also enclosed is an order form used to purchase shares of Oswego County Bancorp, Inc. We must receive your order form before our deadline of 12:00 noon on Thursday, June 17, 1999 if you are interested in purchasing shares.

         We have included answers to frequently asked questions in the front of the prospectus. If you have any other questions, please call (315) 343-3181 or visit the Stock Center at the main office of the bank.

Sincerely,


Gregory J. Kreis
President and Chief Executive Officer

Enclosures

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS, ARE NOT AN OBLIGATION OF OR GUARANTEED BY OSWEGO COUNTY SAVINGS BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES ARE SUBJECT TO INVESTMENT RISK AND MAY LOSE VALUE. THIS LETTER IS NEITHER AN OFFER TO BUY NOR A SOLICITATION OF AN OFFER TO SELL STOCK. THE OFFER IS ONLY MADE BY THE PROSPECTUS AND THE ORDER FORM.

     (Prospective Investor Letter - Oswego County Bancorp, Inc. Letterhead)

                                                                   _______, 1999

Dear Prospective Investor:

         We are reorganizing from the mutual form of organization to the mutual holding company form of organization. This reorganization is the most significant event in our history and provides you an opportunity to purchase stock in Oswego County Bancorp, Inc., the proposed holding company of Oswego County Savings Bank.

         Enclosed is a prospectus that fully describes Oswego County. Please review it carefully before making an investment decision. Also enclosed is an order form used to purchase shares of Oswego County Bancorp, Inc. We must receive your order form before our deadline of 12:00 noon on Thursday, June 17, 1999 if you are interested in purchasing shares.

         We have included answers to frequently asked questions in the front of the prospectus. If you have any other questions, please call (315) 343-3181 or visit the Stock Center at the main office of the bank.

Sincerely,


Gregory J. Kreis
President and Chief Executive Officer

Enclosures

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS, ARE NOT AN OBLIGATION OF OR GUARANTEED BY OSWEGO COUNTY SAVINGS BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES ARE SUBJECT TO INVESTMENT RISK AND MAY LOSE VALUE. THIS LETTER IS NEITHER AN OFFER TO BUY NOR A SOLICITATION OF AN OFFER TO SELL STOCK. THE OFFER IS ONLY MADE BY THE PROSPECTUS AND THE ORDER FORM.

(Dear Member "Dark Blue Sky" & Foreign Accounts - Letterhead)

                                                               ___________, 1999

Dear Depositor:

         We are reorganizing from the mutual form of organization to the mutual holding company form of organization. This reorganization is the most significant event in our history and establishes Oswego County Bancorp, Inc. as the holding company of Oswego County Savings Bank.

         We want to assure you that the reorganization will not affect the terms, balances, interest rates or current FDIC insurance coverage on your deposits at Oswego County. The terms or conditions of any loans to existing borrowers with Oswego County will not change due to the reorganization. Lastly, the reorganization will not result in any changes in our current management, personnel, or Board.

         Enclosed are a proxy statement, prospectus and one or more proxy cards. Please review the proxy statement and the prospectus carefully before voting. The Board of Trustees recommends that you vote "FOR" our Plan of Reorganization. Please sign and vote all proxy cards found in the front of the mailing envelope and return them in the blue postage paid return envelope today.

         While you may vote on the Plan of Reorganization, we are unable to either offer or sell our common stock to you because of the securities laws of your state or because you reside in a foreign country. Accordingly, neither this letter nor the enclosed materials should be considered an offer to sell or a solicitation of an offer to buy the common stock.

         If you have any additional questions, please call the Stock Center at
(315) 343-3181.

Sincerely,


Gregory J. Kreis
President and Chief Executive Officer

Enclosures

                     [Broker Dealer Letter - FBR Letterhead]

                                                                     _____, 1999

To Depositors and Friends of Oswego County Savings Bank:

         Oswego County Savings Bank is reorganizing from the mutual form of organization to the mutual holding company form of organization. This reorganization is the most significant event in the history of the bank and provides you an opportunity to purchase stock in Oswego County Bancorp, Inc., the proposed holding company of Oswego County Savings Bank.

         At the request of Oswego County Bancorp, Inc. and Oswego County Savings Bank, we have enclosed a prospectus and an order form for your use should you decide to subscribe for shares of common stock of Oswego County Bancorp, Inc. Please read the enclosed offering materials carefully before making an investment decision. We must receive your order form before our deadline of 12:00 noon on Thursday, June 17, 1999 if you are interested in purchasing shares.

         Oswego County Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state. If you have any other questions, please call (315) 343-3181 or visit the Stock Center at the main office of the bank.

Sincerely,


Gregory J. Kreis
President and Chief Executive Officer

Enclosures

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS, ARE NOT AN OBLIGATION OF OR GUARANTEED BY OSWEGO COUNTY SAVINGS BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES ARE SUBJECT TO INVESTMENT RISK AND MAY LOSE VALUE. THIS LETTER IS NEITHER AN OFFER TO BUY NOR A SOLICITATION OF AN OFFER TO SELL STOCK. THE OFFER IS ONLY MADE BY THE PROSPECTUS AND THE ORDER FORM.